Exhibit 10.28

AMENDMENT NO. 1 TO COOPERATION AGREEMENT

REFERENCE IS MADE to the Cooperation Agreement, dated as of June 24, 2002 (“Agreement”), by and between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“Nanophase”) and ROHM AND HAAS ELECTRONIC MATERIALS CMP INC. (formerly known as Rodel, Inc.), a Delaware corporation (“RHEM”), which is hereby amended and additional agreements made, as follows. All capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement.

1.	Development Funding. In consideration of Nanophase’s agreements herein and to fund continued development of Particles for applications in the Field, RHEM agrees to pay Nanophase cash in the sum of $600,000, payable in four equal installments of $150,000 on March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004, respectively.

2.	Exclusivity. Notwithstanding anything to the contrary contained in the Agreement, the Agreement will remain mutually exclusive through calendar year 2004. During 2004 and thereafter, so long as RHEM purchases the minimum amounts agreed to herein, Nanophase will not sell or sample Ceria Particles for applications in the Field to any manufacturer, seller or end user of CMP slurries other that RHEM, and RHEM will not purchase Ceria Particles for CMP applications from any manufacturer or supplier other than Nanophase, other than evaluation samples in connection with Section 11(b)). Exclusivity in 2005 shall be conditioned on RHEM’s purchase from Nanophase during calendar year 2005 of at least [ * * * ] in Particles for applications in the Field or such other amount of sales of Particles as the parties shall determine by mutual written agreement no later than October 15, 2004. Exclusivity in 2006 and thereafter shall be conditioned on RHEM’s purchase from Nanophase during each such respective calendar year of those dollar amounts of purchases of Particles for

* * * CONFIDENTIAL TREATMENT REQUESTED – this confidential portion has been omitted from this document and filed separately with the Commission applications in the Field as the parties shall determine by mutual written agreement, respectively, by October 15 preceding each such year. If RHEM fails to purchase the required amounts at any time after calendar year 2004, or if RHEH informs Nanophase in writing (by forecast or otherwise) that it does not expect to purchase the required amounts, then Nanophase may initiate Adjustment Discussions in accordance with Section 12 of the Agreement.

3.	Term. The initial term of the Agreement is hereby extended through December 31, 2009.

4.	Savings. Except as expressly stated above, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the 25th day of February, 2004

NANOPHASE TECHNOLOGIES CORPORATION		ROHMAND HAAS ELECTRONIC MATERIALS CMP INC.

By:	/s/ JOSEPH CROSS	By:	/s/ NICHOLAS A. GUTWEIN

	Joseph Cross President & CEO		Nicholas A. Gutwein President & CEO